                                                                 Exhibit-(d)(ix)
April 13, 2006

Evelyn Dilsaver
President and Chief Executive Officer
Schwab Capital Trust
101 Montgomery Street
San Francisco, CA 94104

Re: Schwab Family of Funds

Dear Ms. Dilsaver:

This letter will confirm our agreement to limit net operating expenses of the following funds, as noted in the table below and described in the funds' registration statements filed with the Securities and Exchange Commission.

FUND                                                            NET OPERATING          GUARANTEED
                                                                EXPENSE LIMIT          THROUGH
SCHWAB MONEY MARKET FUND                                        74 bps                 4/29/07

SCHWAB GOVERNMENT                                               75 bps                 4/29/07
MONEY FUND

SCHWAB U.S. TREASURY MONEY FUND                                 63 bps                 4/29/07

SCHWAB MUNICIPAL MONEY FUND -- SWEEP SHARES                     64 bps                 4/29/07

SCHWAB CALIFORNIA MUNICIPAL MONEY FUND --                       64 bps                 4/29/07
SWEEP SHARES

SCHWAB NEW YORK MUNICIPAL MONEY FUND  --                        65 bps                 4/29/07
SWEEP SHARES

SCHWAB NEW JERSEY MUNICIPAL MONEY FUND                          65 bps                 4/29/07

SCHWAB PENNSYLVANIA MUNICIPAL MONEY FUNDS                       65 bps                 4/29/07

SCHWAB FLORIDA MUNICIPAL MONEY FUND                             65 bps                 4/29/07

SCHWAB MASSACHUSETTS MUNICIPAL MONEY FUND                       65 bps                 4/29/07

SCHWAB VALUE ADVANTAGE                                          45 bps                 4/29/07
MONEY FUND -- INVESTOR SHARES

SCHWAB MUNICIPAL MONEY FUND --                                  45 bps                 4/29/07
VALUE ADVANTAGE SHARES

FUND                                                            NET OPERATING          GUARANTEED
                                                                EXPENSE LIMIT          THROUGH
SCHWAB CALIFORNIA MUNICIPAL MONEY FUND --                       45 bps                 4/29/07
VALUE ADVANTAGE SHARES

SCHWAB NEW YORK MUNICIPAL MONEY FUND --                         45 bps                 4/29/07
VALUE ADVANTAGE SHARES

SCHWAB VALUE ADVANTAGE MONEY FUND --                            24 bps                 4/29/07
INSTITUTIONAL SHARES

SCHWAB VALUE ADVANTAGE MONEY FUND --                            35 bps                 4/29/07
SELECT SHARES

SCHWAB RETIREMENT ADVANTAGE MONEY FUND                          49 bps                 4/29/07

SCHWAB MUNICIPAL MONEY FUND --                                  24 bps                 4/29/07
INSTITUTIONAL SHARES

SCHWAB MUNICIPAL MONEY FUND -- SELECT SHARES                    35 bps                 4/29/07

SCHWAB ADVISOR CASH RESERVES -- SWEEP SHARES                    69 bps*                        *

SCHWAB ADVISOR CASH RESERVES --                                 59 bps*                        *
PREMIER SWEEP SHARES

SCHWAB CASH RESERVES                                            69 bps*                        *

* We have agreed to permanently limit these net operating expenses.

Sincerely,


/s/ George Pereira                                    /s/ Pamela Saunders
------------------                                    -------------------
George Pereira                                        Pamela Saunders
Senior Vice President and                             Vice President
Chief Financial Officer                               AMPS Product Development
Charles Schwab Investment Management, Inc.            Charles Schwab & Co., Inc.

cc:
      Clinton, Michael
      Felton, Koji
      Gao, Zuogang
      Hand, Gregory
      Jande, Mini
      Lee, Mei-Luh
      Loh, Anna
      Norman, Jen
      Stuart, Jody